As filed with the Securities and Exchange Commission on December 4, 2020

Registration No. 333-249248

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PIVOTAL INVESTMENT CORPORATION II

(Exact name of Registrant as specified in its charter)

Delaware	6770	83-4109918
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan J. Ledecky, Chief Executive Officer

Pivotal Investment Corporation II

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800 Fax: (212) 818-8881	Mitchell S. Presser, Esq. Justin R. Salon, Esq. Morrison & Foerster LLP 250 West 55th Street New York, New York 10019 Telephone: (212) 468-8000 Fax: (212) 468-7900

Thomas R. Burton, III, Esq.

Sahir Surmeli, Esq.

Jeffrey Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone: (617) 542-6000

Fax: (617) 542-2241

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the transactions contemplated by the Agreement and Plan of Reorganization described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock	100,000,000(1) (2)	$11.50(3)	$1,150,000,000.00	$125,465.00(4)(5)

(1)

Represents the maximum number of shares of the registrant’s of Class A common stock to be issued or reserved for issuance by Pivotal Investment Corporation II to the security holders of XL Hybrids, Inc., a Delaware corporation, upon consummation of the business combination described herein. The aggregate amount of shares being registered includes the shares of Pivotal common stock issuable upon exercise of options and warrants that are to be assumed by Pivotal in the Merger.

(2)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s Class A common stock on September 24, 2020 (a date within five business days prior to the date of this Registration Statement). This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(4)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pivotal Investment Corporation II is filing this Amendment No. 3 to its registration statement on Form S-4 (File No. 333-249248) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description	Included	Form	Filing Date

2.1*	Agreement and Plan of Reorganization, dated as of September 17, 2020, by and among Pivotal Investment Corporation II, PIC II Merger Sub Corp. and XL Hybrids, Inc.	Annex A

3.1	Form of Second Amended and Restated Certificate of Incorporation.	Annex B

3.2	Form of Amended and Restated Bylaws.	**

3.3	Amended and Restated Certificate of Incorporation.	By Reference	8-K	July 16, 2019

3.4	Bylaws.	By Reference	S-1	June 7, 2019

4.1	Specimen Unit Certificate.	By Reference	S-1	June 13, 2019

4.2	Specimen Share Certificate.	By Reference	S-1	June 13, 2019

4.3	Specimen Warrant Certificate.	By Reference	S-1	June 13, 2019

4.4	Warrant Agreement, dated as of July 11, 2019, between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	8-K	July 16, 2019

5.1	Opinion of Graubard Miller.	**

8.1	Opinion of Morrison & Foerster LLP.	**

8.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	**

10.1†	Supply Agreement, dated as of July 19, 2019, by and between XL Hybrids, Inc. and Parker-Hannifin Corporation.	**

10.2#	Employment Agreement, dated as of September 30, 2019, by and between XL Hybrids, Inc. and Dimitri N. Kazarinoff.	**

10.3#	XL Hybrids, Inc. 2010 Equity Incentive Plan, including form of stock option agreement and form of restricted stock agreement.	**

10.4	Form of Subscription Agreement.	By Reference	8-K	September 18, 2020

10.5	Form of Support Agreement.	By Reference	8-K	September 18, 2020

10.6	Registration Rights Agreement.	**

10.7	Form of Lock-Up Agreement.	**

II-1

Exhibit No.	Description	Included	Form	Filing Date

10.8	Form of Letter Agreement from each of the Registrant’s initial shareholders, officers and directors.	By Reference	S-1	June 13, 2019

10.9	Investment Management Trust Agreement, dated as of July 11, 2019, between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	8-K	July 16, 2019

10.10	Registration Rights Agreement , dated as of July 11, 2019, with each of the Registrant’s initial shareholders, officers and directors.	By Reference	8-K	July 16, 2019

10.11	Forward Purchase Contract.	By Reference	8-K	July 16, 2019

10.12	Form of XL Fleet Corp. 2020 Equity Incentive Plan.	Annex C

21.1	Subsidiaries of the Registrant.	Herewith

23.1	Consent of Marcum LLP (Pivotal Investment Corporation II).	**

23.2	Consent of Marcum LLP (XL Hybrids, Inc.).	**

23.3	Consent of Graubard Miller.	**

23.4	Consent of Morrison & Foerster LLP.	**

23.5	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	**

24.1	Power of Attorney (including on the signature page of the initial filing of this registration statement).	**

99.1	Form of Proxy Card.	Herewith

99.2	Consent of Dimitri N. Kazarinoff to be named as a director.	**

99.3	Consent of Thomas J. Hynes, III to be named as a director.	**

99.4	Consent of Debora M. Frodl to be named as a director.	**

99.5	Consent of Declan P. Flanagan to be named as a director.	**

99.6	Consent of Christopher Hayes to be named as a director.	**

99.7	Consent of Niharika Ramdev to be named as a director.	**

*	Schedule and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). XL agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
**	Previously filed.
***	To be filed by amendment.
†

Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

#	Indicates management contract or compensatory plan or arrangement.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 4th day of December, 2020.

By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jonathan J. Ledecky Jonathan J. Ledecky	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 4, 2020

/s/ James Brady James Brady	Chief Financial Officer (Principal Financial and Accounting Officer)	December 4, 2020

* Sarah Sclarsic	Director	December 4, 2020

* Kevin Griffin	Director	December 4, 2020

* Katrina Adams	Director	December 4, 2020

* Efrat Epstein	Director	December 4, 2020

* By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky, as attorney-in-fact